                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       FIDELITY NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 1999

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation, will be held on Monday, June 14, 1999, at 10:00 a.m., local time, at The Irvine Marriot Hotel, 18000 Von Karman Avenue, Irvine, California 92612 for the following purposes:

     (1) to elect two directors to serve for the next three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

     (2) to transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 3, 1999, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ WILLIAM P. FOLEY, II
                                          --------------------------------------
                                          William P. Foley, II
                                          Chairman of the Board
Irvine, California
May 10, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Monday, June 14, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 10, 1999, to all stockholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 and its telephone number at that address is (949) 622-5000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on May 3, 1999, are entitled to notice of and to vote at the Meeting. As of May 3, 1999, 31,582,137 shares of the Company's Common Stock (the "Common Stock"), $.0001 par value, were issued and outstanding, and 8,756,002 shares were held by the Company in treasury. On that date, there were 926 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     As of March 31, 1999, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                      SHARES OF COMMON STOCK
                                                        BENEFICIALLY OWNED
                                              --------------------------------------
              NAME AND ADDRESS                NUMBER OF SHARES      PERCENT OF TOTAL
              ----------------                ----------------      ----------------
William P. Foley, II........................     5,024,137(1)(2)          15.7%
  17911 Von Karman Ave., #300
  Irvine, CA 92614
Richard H. Pickup...........................     1,756,700                 5.7%
  c/o Wedbush Morgan Securities, Inc.
  500 Newport Center Drive
  Suite 550 Newport Beach, CA 92660
Frank P. Willey.............................       989,985(2)              3.2%
  17911 Von Karman Ave., #300
  Irvine, CA 92614
William A. Imparato.........................        38,558(2)                *
  1515 East Missouri Ave., Bldg. A
  Phoenix, AZ 85014
Donald M. Koll..............................        27,486(2)                *
  4343 Von Karman Ave
  Newport Beach, CA 92660
Daniel D. (Ron) Lane........................       115,331(2)                *
  14 Corporate Plaza, Suite 150
  Newport Beach, CA 92660
J. Thomas Talbot............................        46,187(2)                *
  24 Corporate Plaza, Suite 100
  Newport Beach, CA 92660...................
Cary H. Thompson............................        13,377(2)                *
  3731 Wilshire Blvd., 10th Floor
  Los Angeles, CA 90010
General William Lyon........................         2,750(2)                *
  4490 Von Karman Avenue
  Newport Beach, CA 92660
Patrick F. Stone............................       166,929(2)                *
  17911 Von Karman Ave., #300
  Irvine, CA 92614
Alan L. Stinson.............................        49,004(2)                *
  17911 Von Karman Ave., #300
  Irvine, CA 92614
Raymond R. Quirk............................       216,486(2)                *
  17911 Von Karman Avenue, #300
  Irvine, CA 92614
All directors and officers as a group (16
  persons)..................................     6,979,752(3)             21.1%

---------------
 *  Represents less than 1%.

(1) Included in this amount are 1,704,949 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders, and 192,049 shares held by Foley Family Charitable Foundation; Mr. Foley is a "controlling person" of the Company.

(2) Includes currently exercisable stock options for Mr. Foley of 165,000 shares under the 1993 Stock Option Plan, 231,064 shares under the 1991 Stock Option Plan and 1,039,995 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Willey of 33,000 shares under the 1993 Stock

    Option Plan, 62,070 shares under the 1991 Stock Option Plan and 222,428 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Imparato of 10,980 shares under the 1993 Stock Option Plan and 20,167 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Koll of 7,320 shares under the 1993 Stock Option Plan and 20,166 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Lane of 14,640 shares under the 1993 Stock Option Plan and 20,166 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for General Lyon of 2,750 shares under the 1998 Stock Option Plan; includes currently exercisable stock options for Mr. Talbot for 14,640 shares under the 1993 Stock Option Plan and 20,167 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Thompson of 10,084 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Stone of 44,000 shares under the 1993 Stock Option Plan, 67,734 shares under the 1991 Stock Option Plan and 36,300 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Stinson of 27,711 shares under the 1998 Stock Option Plan; and currently exercisable stock options for Mr. Quirk of 49,461 shares under the 1993 Stock Option Plan, 38,489 shares under the 1991 Stock Option Plan and 28,132 shares under the 1987 Stock Option Plan.

(3) This number includes 2,370,787 currently exercisable stock options for all directors and officers of the Company.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 6, 2000, in order that they may be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

     Any stockholder who intends to present a proposal at the next Annual Meeting of the Company's stockholders without requesting the Company to include such proposal in the Company's proxy statement must deliver or mail a notice to the Company's Secretary, together with a brief description of the business desired to be brought before the meeting. To be timely, such notice must be received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the meeting, if at least 70 days notice or prior public disclosure of the date of the meeting is given or made to the Company's stockholders. If such prior notice or disclosure shall not have been given or made, the stockholder's notice will be timely if received not later than the close of business on the tenth day following the date on which notice of the date of the next annual meeting is mailed or such public disclosure was made. If the stockholder's notice is not timely made, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting.

                             ELECTION OF DIRECTORS

     Under the Bylaws, the Company may have up to ten directors. The Board of Directors currently consists of eight members. Vacancies in the classes of directors whose terms expire in 1999 and 2000 were created by the resignation of William W. Wehner and the death of Stephen C. Mahood, respectively. Terms of the members of the Board of Directors are for three-year periods and expire as follows:

                                                              EXPIRATION
                                                              ----------
William P. Foley, II........................................     1999
Frank P. Willey.............................................     1999
Daniel D. (Ron) Lane........................................     2000
J. Thomas Talbot............................................     2000
William A. Imparato.........................................     2001
Donald M. Koll..............................................     2001
Cary H. Thompson............................................     2001
General William Lyon........................................     2001

NOMINEES

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Two directors, Messrs. Foley and Willey, are proposed to be elected at the Meeting for three-year terms expiring in 2002 or until their successors have been elected and qualified or until their earlier death, resignation or removal. Messrs. Foley and Willey are up for reelection to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Foley and Willey, the Company's nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Fidelity National Financial, Inc., 17911 Von Karman Avenue, Suite 300, Irvine, California 92614, not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                        DIRECTOR
             NAME                AGE        PRINCIPAL OCCUPATION         SINCE
             ----                ---        --------------------        --------
William P. Foley, II...........  54    Chairman of the Board and Chief   1986
                                         Executive Officer
Patrick F. Stone...............  51    Chief Operating Officer            N/A
Frank P. Willey................  45    Director and President            1986
William A. Imparato............  52    Director                          1986
Donald M. Koll.................  66    Director                          1995
Daniel D. (Ron) Lane...........  64    Director                          1989
General William Lyon...........  76    Director                          1998
J. Thomas Talbot...............  63    Director                          1990
Cary H. Thompson...............  42    Director                          1992
Alan L. Stinson................  53    Executive Vice President --        N/A
                                         Financial Operations
Allen D. Meadows...............  45    Executive Vice President, Chief    N/A
                                         Financial Officer and
                                         Treasurer
Peter T. Sadowski..............  44    Executive Vice President,          N/A
                                         General Counsel
Brent B. Bickett...............  34    Senior Vice President,             N/A
                                         Financial Operations
M'Liss Jones Kane..............  46    Senior Vice President,             N/A
                                       Corporate Counsel and Corporate
                                         Secretary
Raymond R. Quirk...............  52    Vice President                     N/A
Ronald R. Maudsley.............  47    Vice President                     N/A
Ernest D. Smith................  48    Vice President                     N/A
Gary R. Nelson.................  51    Vice President                     N/A

WILLIAM P. FOLEY, II

     Mr. Foley is the Chairman of the Board and Chief Executive Officer of the Company and has been since its formation in 1984. Mr. Foley was President of the Company from its formation in 1984 until December 31, 1994. Mr. Foley is also currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc., as Chairman of the Board of American National Financial, Inc., Rally's Hamburgers, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is a member of the Board of Directors of Micro General Corporation, Fresh Foods, Inc. and Miravant Medical Technologies, Inc.

PATRICK F. STONE

     Mr. Stone was elected Chief Operating Officer of the Company on March 25, 1997. From May 1995 through March 1997 he was an Executive Vice President of the Company and President of Fidelity National Title Insurance Company and the five other underwriters of the Company. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. He is Chairman of the Board of Micro General Corporation.

FRANK P. WILLEY

     Mr. Willey is President and a director of the Company. He served as an Executive Vice President and General Counsel of the Company from its formation until December 31, 1994. He has served in various capacities with subsidiaries and affiliates of the Company since joining it in 1984. Mr. Willey is also a director of CKE Restaurants, Inc., Santa Barbara Restaurant Group, Inc., Southern Pacific Funding Corporation and Ugly Duckling Holding, Inc.

WILLIAM A. IMPARATO

     Mr. Imparato has been a director of the Company since December 1986. From June 1990 to December 1993, Mr. Imparato was President of the Company's wholly-owned real estate subsidiary Manchester Development Corporation ("Manchester"). Since July 1980, he has been a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona.

DONALD M. KOLL

     Mr. Koll has been a director of the Company since March 28, 1995. Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962. Mr. Koll is also a director of Koll Real Estate Group, Inc.

DANIEL D. (RON) LANE

     Mr. Lane has been a director of the Company since September 1989. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that consists of several community development and home-building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane is Vice Chairman of the Board of Directors of CKE Restaurants, Inc.

GENERAL WILLIAM LYON

     General Lyon is the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. and affiliated companies which are headquartered in Newport Beach, California. In 1989, General Lyon formed Air/Lyon, Inc. which includes Elsinore Service Corp. and Martin Aviation located at John Wayne Airport. He has been Chairman of the Board of The William Lyon Company since June, 1985.

J. THOMAS TALBOT

     Mr. Talbot has been a director of the Company since December 1990. He was formerly Chairman of the Board and Chief Executive Officer of HAL, Inc. and its subsidiaries Hawaiian Airlines and West Maui Airport, and served in various executive capacities with those companies until June 1991. Between August 1992 and March 1994, Mr. Talbot was Chairman and Chief Executive Officer of Alliance Bancorp, which was being liquidated. Mr. Talbot has been a general partner of Shaw & Talbot, a real estate investment and development company, since 1975. He was Chairman of Jet America Airlines from 1981 to 1987, when it merged with Alaska Air Group. Mr. Talbot is currently serving as a director of the Hallwood Group, Showbiz Pizza Time, Inc., Koll Real Estate Group, Hemmeter Enterprises, Inc. and the Baldwin Company.

CARY H. THOMPSON

     Mr. Thompson has been a director of the Company since July 1992. Mr. Thompson is currently Chief Operating Officer and a director of Aames Financial Corporation. Mr. Thompson was a managing director of Nat West Markets from May of 1994 through March of 1995. Mr. Thompson was Senior Vice President and managed the West Coast Financial Institutions Group for Oppenheimer & Co., Inc., an investment banking firm from 1989 to May 1994. Prior to that time, he was a partner with the law firm of Manatt, Phelps, Rothenberg and Phillips.

ALAN L. STINSON

     Mr. Stinson joined the Company in October, 1998 as Executive Vice
President -- Financial Operations of the Company. Prior to his employment with the Company, Mr. Stinson was Executive Vice President and Chief Financial Officer of Alamo Title Holding Company. From 1968 to 1994, Mr. Stinson was employed by Deloitte & Touche, LLP. He was a partner with Deloitte & Touche, LLP from 1980 to 1994.

ALLEN D. MEADOWS

     Mr. Meadows joined the Company in September, 1997 as an Executive Vice President and Chief Financial Officer of the Company. Prior to his employment with the Company, Mr. Meadows was Senior Vice President -- Corporate Development of Great Western Bank from 1984 to 1997.

PETER T. SADOWSKI

     Mr. Sadowski joined the Company on January 4, 1999 as Executive Vice President and General Counsel. Prior to joining the Company, Mr. Sadowski was a partner with Goldberg, Katz, Sadowski & Stansen, PC, a law firm located in St. Louis, Missouri. Before joining the above firm in 1996, Mr. Sadowski was a partner with the Stolar Partnership, a law firm located in St. Louis, Missouri.

BRENT B. BICKETT

     Mr. Bickett was appointed Senior Vice President, Corporate Finance of the Company in January 1999. He also serves as the Senior Vice President, Corporate Finance for Santa Barbara Restaurant Group, Inc. From August 1990 until January 1999, Mr. Bickett was a member of the Investment Banking Division of Bear, Stearns & Co., Inc., a leading national investment banking firm, serving since 1997 as a Managing Director of the Firm's real estate, gaming, lodging and leisure group.

M'LISS JONES KANE

     Ms. Kane joined the Company in March, 1995 as a Senior Vice President and Corporate Counsel of the Company and became Corporate Secretary in April 1995 serving in these capacities until September 15, 1997. From September 15, 1997 to March 17, 1999 she was Senior Vice President, General Counsel and Corporate Secretary of the Company. Since March 17, 1999 she has been Senior Vice President, Corporate Counsel and Corporate Secretary. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March of 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

RAYMOND R. QUIRK

     Mr. Quirk has been a Vice President of the Company since June 1993, and has been an Executive Vice President and a Regional Manager of Fidelity National Title Insurance Company since August 1991. Mr. Quirk has been employed by Fidelity National Title Insurance Company in other management positions since November 1987.

RONALD R. MAUDSLEY

     Mr. Maudsley is a Vice President of the Company and has been since June 17, 1998. Mr. Maudsley serves as Regional Manager for all agency operations nationwide. Mr. Maudsley joined Fidelity National Title Insurance Company in 1988 as an Executive Vice President.

ERNEST D. SMITH

     Mr. Smith is a Vice President of the Company and has been since June 17, 1998. He is currently responsible for the seven divisions encompassing FlexNet (bundled services): Fidelity National Lender Division; Fidelity National Credit Services; Fidelity National Flood, Inc.; Fidelity National Tax Services; Nationwide Document and Recording; Fidelity National Foreclosure Services (Trustee Sales Guarantee, Agency Sales and Posting); and Fidelity National Appraisal. Mr. Smith serves as Regional Manager for all Title and Escrow Operations in Southern California. Mr. Smith joined Fidelity National Title Insurance Company in 1987 as President of its San Francisco Division.

GARY R. NELSON

     Mr. Nelson has been a Vice President of the Company since September 26, 1994. From August 1993 to September 1994 he was Chief Financial Officer of World Title Company. From May 1991 to July 1993 Mr. Nelson was Senior Vice President of Mergers and Acquisitions of the Company. From January 1988 to May 1991 he was a Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Nelson is a certified public accountant.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                   ----------------------------------------
                                                                                LONG TERM
                                                                               COMPENSATION
                                                                   OTHER       ------------
                                                                   ANNUAL        AWARDS-       ALL OTHER
      NAME AND PRINCIPAL                             BONUS      COMPENSATION    OPTIONS(#)    COMPENSATION
           POSITION             YEAR   SALARY($)     ($)(1)         (2)         (1)(3)(4)        ($)(5)
      ------------------        ----   ---------   ----------   ------------   ------------   ------------
William P. Foley, II..........  1998   $600,000    $1,954,281     $119,827       195,376        $13,682
  Chairman of the Board         1997    600,000     1,380,754       88,215       187,000         35,986
  and Chief Executive Officer   1996    600,000     1,061,125      122,596       188,100         28,859
Patrick F. Stone,.............  1998   $325,000    $  586,284     $     --        53,113        $    --
  Chief Operating Officer       1997    318,750       408,226           --        40,004         22,500
                                1996    300,000       313,338           --        38,316         12,250
Frank P. Willey,..............  1998   $250,000    $  586,284     $     --        60,339        $28,180
  President                     1997    250,000       414,226           --        44,000         16,563
                                1996    250,000       318,338           --        52,800         14,250
Alan L. Stinson,..............  1998   $162,750    $  802,943     $     --        47,711        $15,600
  Executive Vice President --   1997         --            --           --            --             --
  Financial Operations          1996         --            --           --            --             --
Raymond R. Quirk,.............  1998   $212,500    $  293,142     $     --       120,762        $15,250
  Vice President                1997    190,000       195,675           --            --         15,000
                                1996    180,000       125,000           --            --         14,550

---------------
(1) Consists of cash bonuses in the years paid or deferred to reduce the exercise price of stock options granted to the above-noted key employees to less than fair market value of the common stock at the date of grant, pursuant to the Company's 1991 Stock Option Plan. Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. The amount of deferred bonuses included in this column for 1998, 1997 and 1996, the most recent three years for which the options were granted, are as follows: (i) Mr. Foley: $195,428 -- 1998 bonus; $138,075 -- 1997 bonus and
    $100,000 -- 1996 bonus; (ii) Mr. Stone: $58,628 -- 1998 bonus; $41,423 --
    1997 bonus and $31,834 -- 1996 bonus; (iii) Mr. Willey: no bonus deferred -- 1998; $124,268 -- 1997 bonus; no bonus deferred -- 1996; (iv)
    Mr. Stinson: no bonus deferred -- 1998; (v) Mr. Quirk: no bonus deferred -- 1998; $48,919 -- 1997 bonus and no bonus deferred -- 1996. Mr. Stinson's bonus includes a $640,000 retention payment resulting from the Alamo Title merger.

(2) Certain incidental perquisites or other personal benefits for executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Company and its subsidiaries of providing such incidental perquisites or other personal benefits for executive officers named in the Summary Compensation Table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in fiscal 1998 for the named executive officer. Other Annual Compensation for Mr. Foley included the cost of (i) a Company provided automobile -- $9,000 in 1998, $9,000 in 1997 and $9,000 in 1996 and (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation and personal use of Company assets by Mr. Foley and Folco Development Corporation -- $110,826.95 in 1998, $79,215 in 1997, and $113,596 in 1996.

(3) The number of options granted per year in this column for 1998, 1997 and 1996, the three-year period in which the options were granted, are as follows: (i) Mr. Foley: 1998 grant -- 165,000 options granted under the 1993 stock option plan and 30,376 options granted under the 1991 stock option plan; 1997 grant -- 165,000 options granted under the 1987 Stock Option Plan and 22,000 options granted under the 1991 Stock Option Plan; and 1996 grant -- 165,000 options granted under the 1987 Stock Option Plan and 23,100 stock options granted under the 1991 Stock Option Plan; (ii) Mr.
    Stone: 1998 grant -- 44,000 options granted under the 1993 Stock Option Plan and 9,113 options granted under the 1991 Stock Option Plan; 1997 grant -- 33,000 options granted under the 1987 Stock Option Plan and 7,004 options granted under the 1991 Stock Option Plan, and 1996 grant -- 33,000 options granted under the 1987 Stock Option Plan and 5,316 stock options granted under the 1991 Stock Option Plan; (iii) Mr. Willey: 1998 grant -- 33,000 options granted under the 1993 Stock Option Plan and 27,339 options granted under the 1991 Stock Option Plan; 1997 grant -- 44,000 options granted under the 1987 Stock Option Plan, and 1996 grant -- 44,000 options granted under the 1987 Stock Option Plan and 8,800 stock options granted under the 1991 Stock Option plan; (iv) Alan L. Stinson: 1998 grant -- 47,771 options granted under the 1998 Stock Option Plan; and (v) Raymond R. Quirk: 1998 grant -- 110,000 options granted under the 1993 Stock Option Plan and 10,762 options granted under the 1991 Stock Option Plan; 1997 grant -- 18,150 options granted under the 1987 Stock Option Plan and 1996 grant -- 9,982 options granted under the 1987 Stock Option Plan;

(4) The Company does not have any long-term incentive plans or compensation plans pursuant to which stock appreciation rights or restricted stock is awarded to officers or directors. The number of options granted in 1999 for fiscal year 1998 to the named executives, not included in the table, are as follows: under the 1991 Stock Option Plan (i) Mr. Foley -- 39,086 shares; and (ii) Mr. Stone -- 11,726 shares; and under the 1998 Stock Option Plan
    (i) Mr. Foley -- 150,000 shares; (ii) Mr. Stone -- 60,000 shares; (iii) Mr. Willey -- 30,000 shares; (iv) Mr. Stinson -- 47,711 shares, and (v) Mr. Quirk -- 10,000 shares.

(5) Includes Company cash contributions to the Employee Stock Purchase Plan on behalf of the individuals named in the Summary Compensation Table. All Other Compensation for Mr. Foley also includes imputed income of $1,466 for 1998; $1,157 for 1997, and $1,081 for 1996 respectively, from a joint life split dollar insurance policy.

OPTION GRANTS

     The following table provides information as to options to purchase common stock granted to the named individuals during 1998 pursuant to the Company's 1998, 1993, and 1991 Stock Option Plans. The Company does not currently grant stock appreciation rights to officers or directors.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                                             POTENTIAL REALIZABLE
                                        TOTAL                                                  VALUE AT ASSUMED
                         NUMBER OF     OPTIONS                                                  ANNUAL RATES OF
                         SECURITIES   GRANTED TO    MARKET                                 STOCK PRICE APPRECIATION
                         UNDERLYING   EMPLOYEES    PRICE AT    EXERCISE OR                      FOR OPTION TERM
                          OPTIONS     IN FISCAL    DATE OF    BASE PRICE(1)   EXPIRATION   -------------------------
         NAME            GRANTED(#)      YEAR       GRANT        ($/SH)          DATE         5%($)        10%($)
         ----            ----------   ----------   --------   -------------   ----------   -----------   -----------
1998 STOCK OPTION PLAN
Alan L. Stinson........     7,871        0.5%      $32.0455     $14.4873       04/24/01    $  173,235    $  211,162
Alan L. Stinson........     9,840        0.6%       32.0455      14.4869       04/25/04       273,294       398,838
Alan L. Stinson........    30,000        1.7%       28.6364      28.6364       10/01/08       540,278     1,369,171

1993 STOCK OPTION PLAN
William P. Foley, II...   165,000        9.5%      $24.2618     $24.2618       01/12/08     2,517,589     6,380,065
Patrick F. Stone.......    44,000        2.5%       24.2618      24.2618       01/12/08       671,357     1,702,350
Frank P. Willey........    33,000        1.9%       24.2618      24.2618       01/12/08       503,517     1,276,013
Raymond R. Quirk.......   110,000        6.4%       24.2618      24.2618       01/12/08     1,678,392     4,253,376

1991 STOCK OPTION PLAN
William P. Foley, II...    30,376        1.8%      $24.2618     $19.3981       01/12/10       734,267     1,723,711
Patrick F. Stone.......     9,113        2.5%       24.2618      19.3981       01/12/10       220,284       517,124
Frank P. Willey........    27,339        1.6%       24.2618      19.3981       01/12/10       660,854     1,551,374
Raymond R. Quirk.......    10,762        0.6%       24.2618      19.3981       01/12/10       260,145       610,698

TOTAL -- 1998, 1993 AND 1991 STOCK OPTION PLANS
William P. Foley, II...   195,376         11%      $24.2618     $19.3981-      01/12/08-    3,251,856     8,103,776
                                                                 24.2618       01/12/10
Patrick F. Stone.......    53,113        3.0%       24.2618     $19.3981-      01/12/08-      891,642     2,218,475
                                                                 24.2618       01/12/10
Frank P. Willey........    60,339        3.5%       24.2618     $19.3981-      01/12/08-    1,164,372     2,827,387
                                                                 24.2618       01/12/10
Alan L. Stinson........    47,711        2.8%      $28.6364-    $14.4869-      04/24/01-      986,807     1,979,171
                                                    32.0455      28.6364       10/01/08
Raymond R. Quirk.......   120,762        7.0%      $24.2618     $19.3981-      01/12/08-    1,938,538     4,864,075
                                                                 24.2618       01/12/10

---------------
(1) The options granted in 1998 under the 1991 Stock Option Plan were granted at an exercise price of $24.2618 to key employees of the Company who applied deferred bonuses expensed in 1997 (see (1) of Summary Compensation Table) to the exercise price, thereby reducing such price to $19.3981 per share if exercised within the first year of grant. The exercise price of these options decreases approximately 5% per year through January 12, 2002 and $0.30 per share from January 12, 2002 through January 12, 2009 at which time the exercise price will be $15.3619. The options granted in 1998 under the 1998 Stock Option Plan were granted at an exercise price of $14.4873 and $14.4869 (pursuant to the Company's merger with Alamo Title Holding Company) and $28.6364, the market price at the date of grant and these options became exercisable on August 24, 1998 (the $14.4873 and $14.489 grants) and 10,000 shares became exercisable on October 1, 1998, 10,000 shares will become exercisable on October 1, 1999 and 10,000 shares will become exercisable on October 1, 2000 (the $28.6364 grant). The options granted in 1998 under the 1993 Stock Option Plan were granted at an exercise price of $24.2618 per share, the market price at the date of grant and these options became exercisable on January 12, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 1998 and unexercised options held by them as of December 31, 1998. The Company did not reprice any existing options during the last completed fiscal year.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF              VALUE OF
                                                                     UNEXERCISED            UNEXERCISED
                                                                     OPTIONS AT            IN-THE-MONEY
                                                                       FY-END            OPTIONS AT FY-END
                              SHARES ACQUIRED   VALUE REALIZED     (#) EXERCISABLE       ($) EXERCISABLE/
            NAME                EXERCISE(#)          ($)         UNEXERCISABLE(1)(2)    UNEXERCISABLE(1)(2)
            ----              ---------------   --------------   -------------------   ---------------------
William P. Foley, II........      131,769         $3,890,058      1,271,059/165,000    $27,557,527/1,029,303
Patrick F. Stone............       32,643            919,531        104,035/ 44,000       2,262,569/ 274,480
Frank P. Willey.............       61,326          1,793,043        284,498/ 33,000       5,903,527/ 205,860
Raymond R. Quirk............           --                 --         88,582/110,000       1,922,382/ 686,202
Alan L. Stinson.............           --                 --         27,711/ 20,000        302,240/   37,272

---------------
(1) Number of exercisable shares and corresponding values relate to options granted under the 1998, 1993, 1991 and 1987 Stock Option Plans. The exercise price varies based upon the exercise price at the time of grant and the amount of deferred bonus applied by the officer to reduce the exercise price. See Summary Compensation Table above. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $30.50 per share, and the exercise price of the option at year-end, less the bonus deferral. The exercise prices of the options at year-end were as follows: (i) Mr. Foley -- options to purchase 165,000 shares at $24.2618 per share under the 1993 plan; options to purchase 27,951 shares at $5.1091 per share, options to purchase 8,784 shares at $2.8682 per share, options to purchase 30,746 shares at $5.3100 per share, options to purchase 46,119 shares at $6.4882 per share, options to purchase 62,888 shares at $2.5073 per share, options to purchase 30,376 shares at $19.3981 per share and options to purchase 24,200 shares at $5.7231 per share under the 1991 plan; and options to purchase 219,615 shares at $6.9155 per share, options to purchase 219,615 shares at $9.4773 per share, and options to purchase 219,615 shares at $10.4164 per share, options to purchase 199,650 shares at $9.579 per share and options to purchase 181,500 shares at $10.4336 per share under the 1987 plan; (ii) Mr. Stone -- options to purchase 44,000 shares at $24.2618 per share under the 1993 Plan; options to purchase 6,432 shares at $5.1091 per share, options to purchase 2,928 shares at $2.8682 per share, options to purchase 41,557 shares at $6.4882 per share, options to purchase 9,113 shares at $19.3981 per share, options to purchase 7,704 shares at $5.7231 per share under the 1991 Plan; and options to purchase 36,300 shares at $10.4336 per share under the 1987 Plan; (iii) Mr. Willey -- options to purchase 33,000 shares at $24.2618 per share under the 1993 Plan; options to purchase 10,648 shares at $5.1091 per share, options to purchase 10,248 shares at $5.3100 per share, options to purchase 13,835 shares at $6.4882 per share, and options to purchase 27,339 shares at $19.3981 per share under the 1991 Plan; and options to purchase 58,564 shares at $6.9155 per share, options to purchase 24,889 shares at $9.4773 per share, options to purchase 37,335 at $10.4164 per share, options to purchase 53,240 shares at $9.5791 per share and options to purchase 48,400 shares at $10.4336 per share under the 1987 Plan;
    (iv) Mr. Quirk -- options to purchase 110,000 shares at $24.2618 per share and options to purchase 21,961 shares at $6.9155 per share under the 1993 Plan; options to purchase 9,427 shares at $2.5073 per share, options to purchase 7,320 shares at $5.3100 per share, options to purchase 10,980 shares at $6.4882 per share and options to purchase 10,762 shares at $19.3981 per share under the 1991 Plan; and options to purchase 9,982 shares at $9.5791 per share and options to purchase 18,150 shares at $10.4336 per share under the 1987 Plan; (v) Mr. Stinson -- options to purchase 9,840 shares at $14.4869 per share, options to purchase 7,871 shares at $14.4873 per share and options to purchase 30,000 shares at $28.6364 per share under the 1998 Plan.

(2) Number of unexercisable shares and corresponding value relate to options granted under the Company's 1998, 1993 and 1991 Stock Option Plans. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $31.125 per share and the 1991 options at year-end of $5.1091 per share and the 1987 options at year-end of $9.5791 per share. These options became exercisable on April 17, 1997, May 14, 1997 and April 11, 1997 respectively.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement (the "Agreement") with its Chairman and Chief Executive Officer, Mr. Foley, effective April 1, 1991 and amended the agreement on April 1, 1996 and January 1, 1997, (collectively the "Amendment" to the employment agreement effective on April 1, 1996) for an additional five year period through March 31, 2001. The first amendment adjusted his minimum annual base salary to $600,000. The Agreement and Amendment include other compensation and executive fringe benefits, including an annual merit bonus calculated based on the Company's return on equity before extraordinary items, a $1,000,000 insurance policy payable to the beneficiary of his choice and a joint life split dollar insurance arrangement under which the Company advances the premiums and retains the full cash value of the policy. There is a change in control provision in the Amendment enabling Mr. Foley to terminate this agreement due to a change in control during the period commencing 60 days before and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (as defined in the agreement as a change in control) or if Mr. Foley's employment is terminated following a change of control due to a breach of this Agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or 3 years; such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Foley for the greater number of 3 years or the number of years (including partial years) remaining in the Amendment. The Company obtained a covenant from Mr. Foley that he will not compete with the Company or disclose its trade secrets both during employment or in the event the agreement ends or Mr. Foley's employment is terminated. The Agreement allows the Company to terminate Mr. Foley upon written notice without cause with terms specified in the Amendment. Upon Mr. Foley's death, his estate will receive a payment in the amount of two years' base salary. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to two years' base salary.

     The Company entered into a one year employment agreement with Patrick F. Stone effective January 1, 1996, which was subsequently amended effective January 1, 1997, extending the term for a period of 3 years ending December 31, 1999. The amendment also provides for a minimum base salary of $325,000 which may be increased at the discretion of the Chief Executive Officer and/or the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision in the first amendment enabling Mr. Stone to terminate this Agreement due to a change in control during the period commencing 60 days before and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Stone's employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his salary through the date of termination,
(ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination,
(iii) maintenance of all benefit plans and programs for Mr. Stone for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a one year employment agreement with Frank P. Willey effective January 1, 1996, which was subsequently amended effective January 1, 1997, extending the term for a period of 3 years ending December 31, 1999. The agreement provided for a minimum base salary of $250,000 which may be increased at the discretion of the Chief Executive Officer and/or the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision in the first amendment enabling Mr. Willey to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Willey's employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Willey for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     Mr. Alan L. Stinson entered into an employment agreement with the Company effective October 1, 1998, for a term of 3 years which provides for a minimum annual base salary of $225,000 which may be increased at the discretion of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Stinson to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Stinson's employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Stinson for the number of 2 years or the number of years (including partial years) remaining in the agreement. Other than as provided in the agreement, employee will not engage in any business competitive with the Company.

     Mr. Allen D. Meadows entered into an employment agreement with the Company effective September 15, 1997, for a term of 3 years which provides for a minimum annual base salary of $200,000 which may be increased at the direction of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Meadows to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control In the event of termination of the agreement for Good reason (defined in the agreement as a change in control) or if Mr. Meadows' employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the Agreement or the number 2, such payment to be made in a lump sum on programs for Mr. Meadows for the number of 2 years or the number of years (including partial years) remaining in the agreement. Other than provided in the agreement, employee will not engage in any business competitive with the Company.

     Mr. Peter T. Sadowski entered into an employment agreement with the Company effective January 4, 1999, for a term of 2 years which provides for a minimum annual base salary of $220,000 which may be increased at the discretion of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Sadowski to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good

Reason (defined in the agreement as a change in control) or if Mr. Sadowski's employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his salary through the date of termination,
(ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination,
(iii) maintenance of all benefit plans and programs for Mr. Sadowski for the number of 2 years or the number of years (including partial years) remaining in the agreement. Other than as provided in the agreement, employee will not engage in any business competitive with the Company.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a $2,500 per quarter retainer and $2,500 per Board of Directors meeting attended (or $1,250 per committee meeting attended), plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Thompson, Talbot and Lane served as members of the Compensation Committee. The Compensation Committee is currently composed of three independent directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

     Frank P. Willey, an executive officer of the Company, served during 1998 on the compensation committee of CKE Restaurants, Inc. William P. Foley, II is an executive officer of CKE Restaurants, Inc. and a director of the Company. Mr. Willey also served on the compensation committee of Santa Barbara Restaurant Group, Inc., of which Mr. Foley is an executive officer.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance stockholder value.

BASE SALARY

     The Committee considers Company management proposals concerning salary adjustments, with the exception of Mr. Foley, its Chairman and Chief Executive Officer, whose compensation was established under the terms of an employment agreement entered into in 1991 and amended in 1996 and 1997 with the approval of the Board of Directors and five key employees including Mr. Stone, Mr. Willey, Mr. Stinson, Mr. Meadows and Mr. Sadowski. The Compensation Committee then makes recommendations to the entire Board of Directors for their approval.

     In determining base salaries for executives for 1998, the Compensation Committee considered the Company's earnings, outside surveys of salary levels of other title insurance companies and other similar corporations, individual performance and achievement, areas of responsibility, position tenure and internal comparability.

ANNUAL CASH BONUSES

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash or as deferred compensation. Given the Company's performance in 1998, the Compensation Committee approved 1998 bonuses for the executives which were paid in 1999.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors adopted a performance-based stock option plan in 1991 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. Additionally, the Company's Board of Directors and stockholders had previously approved the adoption of the Company's 1987 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers, and in 1994 the Board of Directors and stockholders approved the 1993 Stock Plan pursuant to which the Company could grant stock options to certain key employees and nonemployee directors and officers. In 1998 the Board of Directors and stockholders approved the 1998 Stock Option Plan to replace the 1987 Stock Option Plan, which expired December 1997. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options in 1999 for their performance in 1998 to executive officers as follows: (i) under the 1998 Stock Option Plan as follows: Mr. Foley, options to purchase 150,000 shares; Mr. Stone, options to purchase 60,000 shares; Mr. Willey, options to purchase 30,000 shares; Mr. Quirk, options to purchase 10,000 shares. Certain officers have elected to defer a portion of their bonus in stock options under the 1991 Stock Option Plan as follows: Mr. Foley, options to purchase 39,086 shares; Mr. Stone, options to purchase 11,726 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company's policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company's overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

April 23, 1999                            Compensation Committee

                                          Daniel D. (Ron) Lane
                                          J. Thomas Talbot
                                          Cary H. Thompson

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the five-year period ending December 31, 1998. This peer group consists of the following companies: Chicago Title Corporation, Capital Guaranty Corporation, First American Financial Corporation, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1994, with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                    FIDELITY NATIONAL
                                                    FINANCIALS, INC.              S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
'Dec 93'                                                 100.00                      100.00                      100.00
'Dec 94'                                                  41.04                      101.32                       85.80
'Dec 95'                                                  71.88                      139.40                      121.67
'Dec 96'                                                  71.93                      171.40                      140.75
'Dec 97'                                                 165.74                      228.59                      208.51
'Dec 98'                                                 180.17                      293.91                      290.72

                    ASSUMES $100 INVESTED ON JANUARY 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five formal meetings during the year ended December 31, 1998. No director attended fewer than 80% of the aggregate of all meetings of the Board of Directors or any committee in 1998.

     The Board presently has an Audit Committee, a Compensation Committee and an Executive Committee, but does not have a Nominating Committee. The Audit Committee, which consists of Messrs. Lane and Talbot, met one time during 1998. The Audit Committee meets independently with internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee will be responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee will be responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Lane, Talbot and Thompson. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not meet during 1998.

     The Company also has an Executive Committee consisting of Messrs. Foley, Willey and Talbot. The Executive Committee may invoke all of the power and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company previously made investments in real property for investment or operating purposes, most of which, as described below, were in partnerships which included one or more officers of the Company. All such transactions were approved by a majority of the non-interested directors of the Company. The Company believes these transactions were for terms and at rates no less favorable to the Company than those which could have been obtained from unrelated parties. As previously announced, the Company intends to reduce and divest itself of real estate investments as market conditions permit.

     The Company currently leases one of its facilities from partnerships or other entities in which Manchester, or one or more of its officers have an interest. These transactions are discussed below with respect to "Investments in Partnerships" and "Transactions with Management and Others," respectively. The Company believes that all such leases were on terms no less favorable than those that could have then been obtained from unrelated parties.

     Manchester has interests in, or acts as property manager for, certain real estate partnerships in which one or more officers of the Company have an interest. Certain officers of the Company have made contributions to these partnerships in exchange for partnership interests that cannot be valued until the dissolution of each individual partnership. Fidelity National Title Company of California is a tenant in one of the properties owned by the partnerships discussed below.

INVESTMENTS IN PARTNERSHIPS

     Folco Mission Valley Partners Limited Partnership ("Folco Mission Valley") was formed in 1991 by Folco Development Corporation ("Folco"), a corporation of which Mr. Foley and his spouse are the sole stockholders, as a 78% general partner, and Fidelity National Title Insurance Company, as a 22% limited partner, for the purpose of acquiring from the Resolution Trust Corporation an office building in San Diego County where Fidelity National Title Insurance Company was the sole tenant and conducted its San Diego County, California title operations. Folco's 78% general partnership interest was assigned to Sussex Holdings,

Ltd. ("Sussex"), an affiliate of Folco, in June 1992 and Fidelity National Title Insurance Company's 22% limited partnership interest was assigned to Manchester in January 1992. Fidelity National Title Company continued to lease the building from Folco for $28,272 per month, plus taxes, insurance and other operating costs until the sale of the building in December 1998. This annual rental rate was at a 30% discount based on its lease with Folco Mission Valley.

     Goodyear Investors II General Partnership ("Goodyear II") was formed in 1986 by Manchester as a 50% partner, Folco as a 32.5% partner, Mr. Willey as a 2% partner, and others, to purchase, for investment, unimproved real property located in Maricopa County, Arizona. Manchester's interest in Goodyear II was transferred to the Company in June, 1993. As of March 31, 1999, Manchester, Kensington Development Corporation ("Kensington"), which is 90% owned by Manchester and 10% by Fidelity National Title Insurance Company of California and the Company have contributed $1,025,000 to Goodyear II. Kensington held this interest from 1988 to March 1996. The Company may be required to make annual contributions of its pro rata share of property taxes and insurance costs. All general partners have made their required pro rata capital contributions. The Company and the other general partners received pro rata capital distributions in March 1995. It is not anticipated that additional capital contributions will be required of the Company.

     Prospect Office Partners Limited Partnership ("Prospect Office Partners") was formed in 1988 by Manchester as a combined 29.7% general and limited partner, Mr. Foley as a 30.4% general partner, Mr. Willey as a 6.1% general partner, and others, to develop an office building in Tustin, California. Currently Manchester is a 41.62% general partner and a 28.38% limited partner due to assignments of interests by other general and limited partners. Mr. Foley and Mr. Willey no longer have any partnership interests in Prospect. Approximately one-half of the building is leased by Fidelity National Title Company for its Orange County title operations. Manchester advanced to the partnership, at an interest rate of 12% per annum, amounts necessary to fund operating deficits. These advances were assigned to the Company in June 1993. The lease provides for a monthly rent payment of $30,124. In May 1996, Fidelity National Title Insurance Company purchased from the FDIC, as receiver of Guardian Bank, a note secured by a deed of trust with an unpaid principal balance of $3,413,560 and a first lien deed of trust encumbering the Tustin office building. Fidelity National Title Insurance Company purchased and continues to hold the note under which Prospect Office Partners was the maker for a discounted price of $3,072,204.

     Tustin Retail Limited Partnership ("Tustin Retail") was formed in 1988 by Manchester as a combined 30% general and limited partner, Mr. Foley as a 30.7% general partner, Mr. Willey as a 4.3% general partner, and others, to develop a retail center in Tustin, California. Manchester advanced to the partnership, at an interest rate of 12% per annum, plus amounts necessary to fund operating deficits. The outstanding balance of these advances at December 31, 1995, and March 31, 1996, was $736,184. In addition, Tustin Retail is indebted to Manchester in the amount of $303,500 which is evidenced by a promissory note which provides for interest at 12% per annum and is secured by a second trust deed on the property. These advances and loans were assigned to the Company in June 1993. In August 1994, Commerce Bank filed a lawsuit (the "Lawsuit") against Tustin Retail (a real estate partnership), Manchester (a general partner in Tustin Retail) and Messrs. Foley and Willey (as general partners). The Lawsuit is essentially a judicial foreclosure under a deed of trust securing a $4,350,000 note dated February 18, 1992, to Commerce Bank from Tustin Retail (the "Note"). In December 1995, the Federal Deposit Insurance Corporation, which took control of Commerce Bank, submitted a bid at the property foreclosure auction and acquired the property for $2.9 million. The lease for this space provides for a monthly lease payment of $20,100. On July 3, 1996, following a fair value hearing, the court determined that the value of the property as of the foreclosure sale was $4,580,680. Subsequently, the court entered a deficiency judgment against Tustin Retail and the general partners in the amount of $480,545. In consideration of Fidelity National Title Insurance Company's payment of the deficiency amount, Tustin Retail assigned its statutory redemption right to Fidelity National Title Insurance Company. On November 21, 1996, Fidelity National Title Insurance Company redeemed the property for the amount of $2,792,470 and assumed control of the operation of the property from the receiver. Such property was sold on May 13, 1998.

     West Woodland Business Associates Limited Partnership ("West Woodland") was formed in 1989 by Manchester as a 10% general partner, Mr. Foley as a 21.3% general partner, Folco as a combined 20% general and limited partner, Mr. Willey as a 2.5% general partner, and others, to develop an office building in Woodland, California. In September 1991, Manchester sold its interest in the partnership to Folco. See "Transactions with Management and Others" below. Folco's interest was subsequently assigned to Sussex. Approximately one-half of the building is leased by Fidelity California for its Yolo County title operations. The lease provides for a monthly lease payment of $11,032. In March 1994, the lender on this project agreed to a modification of the credit agreement substituting Sussex for Manchester and releasing Manchester from these obligations. As of December 31, 1998, Manchester had not been released from its general partnership obligation under the West Woodland Credit Agreement. West Woodland remains indebted under a $940,000 first lien loan encumbering the office building and a $250,000 unsecured loan. West Woodland refinanced both loans with a new lender, thereby lowering the loans' interest accrual rates and extending the terms of both loans for five (5) years.

     Wilmac III Limited Partnership ("Wilmac III") was formed in 1987 to acquire for investment unimproved real property in Maricopa County, Arizona. In December 1987, Manchester acquired a 24% limited partnership interest in Wilmac III, 30% of the limited partnership units. Mr. Willey has a 8.2% combined general and limited partnership interest and Mr. Strunk has a 1.6% limited partnership interest. The partnership agreement requires all the limited partners to make pro rata capital contributions to service the debt on the property. Manchester has invested $696,000 in the partnership. Manchester's interest was assigned to the Company in June 1993. It is not anticipated that additional capital contributions will be required of the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In March 1999, the Company adopted an Employee Stock Purchase Loan Plan and a Director Stock Purchase Loan Program (the "Loan Plans") and made loans to certain directors and selected key employees, the proceeds of which were used to make open market purchases of the Company's Common Stock. The loans were made on a full recourse, unsecured basis, with five-year terms. Each loan bears interest at the rate of five percent per annum, and interest is payable at maturity. The maturity date of each participating employee's loan is subject to change in the event of a termination of his or her employment with the Company. If a participant sells or otherwise disposes of shares purchased with the proceeds of the loan, interest becomes payable monthly at an increased rate. Certain information concerning the directors and executive officers of the Company participating in the Loan Plan and the principal amounts of their respective loans (the initial principal amount of each of which remains outstanding as of the date of this Proxy Statement) is set forth below:

                   NAME OF DIRECTOR                      PRINCIPAL AMOUNT OF LOAN
                   ----------------                      ------------------------
J. Thomas Talbot.......................................         $  150,000
Donald M. Koll.........................................         $  150,000
William Imparato.......................................         $  150,000
Daniel D. Lane.........................................         $  150,000
General William Lyon...................................         $  150,000

               NAME OF EXECUTIVE OFFICER
               -------------------------
William P. Foley, II...................................         $3,000,000
Frank P. Willey........................................         $  350,000
Alan L. Stinson........................................         $  200,000
Peter T. Sadowski......................................         $   50,000
Ronald R. Maudsley.....................................         $  350,000
Ernest D. Smith........................................         $  350,000
Brent B. Bickett.......................................         $  100,000
Gary R. Nelson.........................................         $  100,000
M'Liss Jones Kane......................................         $  100,000

     Certain executive officers received loans from subsidiaries of the Company in amounts in excess of $60,000 after January 1, 1998, as follows: Patrick F. Stone, loan amount $150,000 at an interest rate of prime per annum, largest aggregate amount outstanding at any time during the period $112,500, as of March 31, 1999.

     In July 1990, Lake Mortgage Corporation, a wholly-owned subsidiary of the Company, made a $300,000 secured loan to a relative of Mr. Willey. The loan was assigned to Fidelity National Title Insurance Company in July 1990. This loan has been purchased by Mr. Willey for full consideration.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG LLP is the Company's auditor of record and has audited the Company's financial statements annually from 1988 through December 31, 1998. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 1999. Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 17911 Von Karman Avenue, Suite 300, California 92614,
Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE
                                          --------------------------------------
                                          M'Liss Jones Kane
                                          Corporate Secretary

Dated: May 10, 1999

                                     PROXY

                       FIDELITY NATIONAL FINANCIAL, INC.
               17911 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William P. Foley, II and Frank P. Willey as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned on May 3, 1999 at the Annual Meeting of Stockholders to be held on June 14, 1999, or any adjournment thereof.

1. ELECTION OF          [ ] FOR the nominees listed below (except   [ ] WITHHOLD AUTHORITY to vote for the
   DIRECTORS:               as marked to the contrary below)            nominees listed below

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

                    William P. Foley, II and Frank P. Willey

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

                                                 DATED:_________________________


                                                 _________________________, 1999
                                                           (Signature)

                                                 _______________________________
                                                           (Signature)

                                                    Please sign exaction as
                                                 name(s) appear below. When
                                                 shares are held by more than
                                                 one owner, all should sign.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee, or guardian, please
                                                 give full title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.